UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 21, 2008

(Date of earliest event reported: November 19, 2008)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2008, the Company entered into Amended and Restated Change of Control Severance Agreements (the “Amended Agreements”) with Harold E. Selick, the Company’s Chief Executive Officer, John G. Curd, the Company’s President and Chief Medical Officer, and Mark D. Matteucci, the Company’s Senior Vice President, Discovery Research. The Amended Agreements amend and restate Change of Control Agreements previously entered into with Drs. Selick and Matteucci in December 2004 and with Dr. Curd in October 2007, respectively (the “Prior Agreements”). The Amended Agreements differ from the Prior Agreements with respect to the timing of cash severance payments to, among other things, avoid the imposition of potential additional taxes on such payments under Section 409A of the Internal Revenue Code of 1986, as amended, and with respect to the timing of the payment of accrued wages, accrued and unused vacation time and reimbursement of expenses incurred by the officer prior to the termination date in connection with the business of the Company.

The foregoing description of the terms of the Amended Agreements is qualified in its entirety by reference to the form of the Amended Agreements which is attached hereto as Exhibit 10.41 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.41	Form of Amended and Restated Change of Control Severance Agreement by and between the Registrant and each of Harold E. Selick, John G. Curd and Mark D. Matteucci

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller

Date: November 21, 2008